                                                                       Exhibit 5

                          [MIRO WEINER & KRAMER LETTERHEAD]


                                                           June 3, 1998

Sotheby's Holdings, Inc.
500 North Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304

     Re:  Registration Statement on Form S-3 with respect to
          $200 Million Principal Amount of Debt Securities
          (the "Registration Statement")

Gentlemen:

     This opinion is furnished to you (the "Company") in connection with the filing of the Company's Registration Statement with the Securities and Exchange Commission. Terms used in this opinion letter that are defined in the Registration Statement and that are not otherwise defined in this opinion letter shall have the meanings ascribed to them in the Registration Statement.

     You have supplied us with, and we have examined in our capacity as counsel to the Company, such documents and other information as we deem necessary and relevant as a basis for the opinion herein expressed. In all such examinations, we have assumed the genuineness of all signatures and all original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

     Based upon the foregoing, it is our opinion that the Debt Securities registered under the Registration Statement will, when issued, be duly and validly issued, fully paid and nonassessable, and will, when issued be binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Miro Weiner & Kramer